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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-47493 of Applied Power Inc. on Form S-3 of our report dated September 25, 1997 (October 16, 1997 as to Note O), appearing in the Annual Report on Form 10-K of Applied Power Inc. for the year ended August 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

January 21, 1999